Exhibit 99.1

Saba Announces First Quarter Fiscal Year 2012 Results

•	Total quarterly billings up 18% with cloud billings growing 81% year-over-year

•	Cloud revenue grew 59% year-over year

•	Subscription revenue up 26% year-over-year; representing 61% of total revenues

•	Subscription revenue gross margin expanded to 77%

•	Total deferred revenue increased 29% year-over-year to $43.9 million

Redwood Shores, Calif., September 27, 2011 – Saba (NASDAQ: SABA), the premier People Cloud provider, today reported financial results for its first quarter ended August 31, 2011.

“We started fiscal year 2012 with strong quarterly performance in billings and revenue growth, and gross margin expansion,” said Bobby Yazdani, Founder and CEO, Saba. “Our strength this quarter was broad-based across geographies and market segments – global enterprises, large enterprises, and mid-market enterprises. As we continue to make significant progress on our transition to the cloud, Saba is establishing itself as the vendor of choice and strategic partner to organizations seeking to transform the way their people network – employees, partners, customers, and franchisees – works, collaborates, and learns.”

Results for the First Quarter Fiscal Year 2012

Revenues: Total GAAP revenues were $30.6 million in the first quarter of fiscal year 2012, up 13% from $27.2 million in the same quarter last year. Total non-GAAP revenues in the first quarter of fiscal year 2012 were $30.9 million, up 14%, compared to $27.2 million in the same quarter last year. Non-GAAP revenues reflect the impact to revenue of fair value adjustments to deferred revenue due to acquisitions.

Deferred Revenue: Total deferred revenue was $43.8 million at the end of the first quarter of fiscal year 2012, up 29% year-over-year.

Earnings (Loss) per Share: GAAP loss per share was $0.20 in the first quarter of fiscal year 2012 compared to a loss per share of $0.06 in the same period last year. Non-GAAP loss per share was $0.12 in the first quarter of fiscal year 2012 compared to breakeven in the first quarter last fiscal year. First quarter fiscal year 2012 loss per share reflects increased levels of investment in operations for future growth.

Our non-GAAP results are calculated by adjusting GAAP results for the impact of certain items including (i) non-cash amortization of intangibles, (ii) non-cash share-based compensation expenses, (iii) non-operating reorganization costs, (iv) the impact to revenue of fair value adjustments to deferred revenue due to acquisitions and (v) other acquisition related costs. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

Cash: Cash flow from operations was a usage of $3.4 million in the first quarter of fiscal year 2012, and cash and cash equivalents at August 31, 2011 were $20.8 million. Saba typically uses cash in the first half of the fiscal year and generates positive cash flow in the second half of the fiscal year due to strong subscription renewals in the third and fourth quarters.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake any obligations to update these forward-looking statements.

For fiscal year 2012, ending May 31, 2012, Saba reiterates its forecast of total GAAP revenues to be in the range of $130 million to $133 million and total billings to grow in the range of 16% to 18% in fiscal year 2012 over fiscal year 2011.

The Company also reiterates its forecast for GAAP net loss to range from $0.39 to $0.45 per share and non-GAAP net loss to range from $0.17 to $0.23 per share. Saba also confirms that it expects to return to non-GAAP profitability in the second half of fiscal year 2012.

Fiscal year 2012 non-GAAP outlook excludes non-cash amortization of intangibles, charges non-cash stock-based compensation expenses, the impact to revenue of fair value adjustments to deferred revenue due to acquisitions, other acquisition related costs and non-operating reorganization costs.

Call

Saba will host a teleconference call and live webcast on Tuesday, September 27, 2011 commencing at 2:00 p.m. Pacific Time to discuss its financial results. To join the call, please dial +1.800.288.8961 or +1.612.234.9959. The access code for the conference call is 216573. To listen to the live webcast, please go to the Investor Relations page of the Saba web site at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1.800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 216573. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com and will be available through October 27, 2011.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including expected total GAAP revenues, anticipated GAAP and non-GAAP net loss per share, projected billings growth and the expected return to non-GAAP profitability in the second half of fiscal year 2012, Saba’s expectation of strong subscription renewals in the third and fourth quarters, Saba’s ability to continue to make significant progress on its transition to the cloud, Saba’s ability to establish itself as the vendor of choice and strategic partner to organizations seeking to transform the way their people network and the impact of Saba’s increased investments on future growth. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, fluctuations in Saba’s quarterly results, variability in the mix of Saba’s license, subscription and professional services revenues and billings, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income (loss) and net income (loss) per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), and is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Other non-GAAP measures provided by the Company in this press release include billings, defined as total GAAP revenues plus the change in total deferred revenue.

Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets – its people. The company provides a unified set of People Cloud Applications including learning management, talent management, enterprise social networking and real-time collaboration delivered through the Saba People Cloud. Saba solutions help organizations leverage their people networks to become more competitive through innovation, speed, agility, and trust.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended August 31,
	2011	2010
Revenues:
Subscription	$18,547	$14,895
Professional services	9,329	7,849
License	2,765	4,450

Total revenues	30,641	27,194

Cost of revenues:
Subscription	4,339	3,920
Professional services	6,664	5,721
License	178	247
Amortization of acquired developed technology	75	295

Total cost of revenues	11,256	10,183

Gross profit	19,385	17,011
Operating expenses:
Research and development	6,052	4,423
Sales and marketing	13,096	9,846
General and administrative	4,938	3,412
Amortization of purchased intangible assets	743	634

Total operating expenses	24,829	18,315

Loss from operations	(5,444)	(1,304)
Interest and other income (expense), net	(159)	(225)
Interest expense	(72)	(1)

Loss before provision for income taxes	(5,675)	(1,530)
Provision for income taxes	(121)	(165)

Net loss	$(5,796)	$(1,695)

Basic and diluted net loss per share	$(0.20)	$(0.06)

Shares used in computing net loss per share:
Basic and diluted	28,387	28,151

Share-based compensation expense includes:
Cost of revenues
Cost of subscription	$36	$49
Cost of professional services	61	58

Total Cost of revenues	97	107
Research and development	127	123
Sales and marketing	263	279
General and administrative	547	305

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2011	May 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$20,814	$25,940
Accounts receivable, net	25,125	27,676
Prepaid expenses and other current assets	3,345	3,411

Total current assets	49,284	57,027
Property and equipment, net	4,069	3,146
Goodwill	41,424	41,469
Purchased intangible assets, net	7,904	8,722
Restricted cash	437	437
Other assets	3,473	2,774

Total assets	$106,591	$113,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,299	$5,886
Accrued compensation and related expenses	8,528	8,008
Accrued expenses	5,892	5,330
Deferred revenue	40,083	42,513
Lease obligations	924	1,219

Total current liabilities	60,726	62,956
Deferred revenue	3,763	3,270
Other long-term liabilities	3,697	3,861
Accrued rent	49	65

Total liabilities	68,235	70,152
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	262,973	261,900
Treasury stock	(5,986)	(5,701)
Accumulated deficit	(218,872)	(213,075)
Accumulated other comprehensive loss	212	270

Total stockholders’ equity	38,356	43,423

Total liabilities and stockholders’ equity	$106,591	$113,575

Saba Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended August 31,
	2011	2010
Operating activities:
Net loss	$(5,796)	$(1,695)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	511	558
Amortization of purchased intangible assets	818	929
Share-based compensation	1,034	814
Changes in operating assets and liabilities:
Accounts receivable	2,516	6,886
Prepaid expense and other current assets	33	(1,284)
Other assets	(755)	(243)
Accounts payable	(585)	109
Accrued compensation and related expenses	767	(1,442)
Accrued expenses	472	217
Deferred revenue	(1,882)	(3,071)
Accrued rent	(490)	(279)

Net cash provided by (used in) operating activities	(3,357)	1,499
Investing activities:
Purchases of property and equipment	(1,446)	(288)

Net cash used in investing activities	(1,446)	(288)
Financing activities:
Proceeds from issuance of common stock under stock plans	412	392
Repurchase of common stock	(286)	(747)
Repurchase of stock to satisfy employee tax withholding obligations	(372)	—

Net cash used in financing activities	(246)	(355)
Effect of exchange rate changes on cash and cash equivalents	(77)	334
Increase (decrease) in cash and equivalents	(5,126)	1,190
Cash and cash equivalents, beginning of period	25,940	32,002

Cash and cash equivalents, end of period	$20,814	$33,192

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended August 31,
	2011	2010
Reconciliation of GAAP to non-GAAP net loss:
GAAP net loss	$(5,796)	$(1,695)
Plus:
Share-based compensation expense	1,034	814
Amortization of acquired developed technology and purchased intangible assets	818	929
* Non-operating costs	261	—
Fair value adjustment to deferred revenue	255	—
** Acquisition costs	144	—

Non-GAAP net income (loss)	$(3,284)	$48

Net loss per share:
GAAP net loss per share	$(0.20)	$(0.06)
Plus:
Share-based compensation expense	0.04	0.03
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03
Non-operating costs	0.01	—
Fair value adjustment to deferred revenue	0.01	—
Acquisition costs	—	—

Non-GAAP fully diluted net income (loss) per share	$(0.12)	$0.00

Note: Numbers may not add due to rounding
Shares used in computing net loss per share:
Basic	28,387	28,151

Diluted	28,387	29,344

Reconciliation of GAAP to non-GAAP Revenue:

	Three months ended August 31,
	2011	2010
GAAP Revenue	$30,641	$27,194
Fair value adjustment to deferred revenue	255	—

Non-GAAP Revenue	$30,896	$27,194

	Three months ended August 31,
	2011	2010
(*) Non-operating costs
Research and development	$130	$—
General and administrative	131	—

Total non-operating costs	$261	$—
(**) Acquisition costs
General and administrative	$73	$—
Interest expense	71	—

Total acquisition costs	$144	$—

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures reflect changes made to exclude or adjust certain charges and expenses for which the Company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The Company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

Additional information concerning the adjustments and exclusions reflected in our non-GAAP financial measures is set forth below.

Share-based Compensation Expense

The Company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under ASC 718-10 (formerly SFAS 123(R)) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from its non-GAAP financial measures because the Company believes that the information is not a meaningful indicator of the Company’s operating performance. Weighted average dilutive shares is computed using the method required by ASC 718-10 (formerly SFAS 123(R)) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the Company has incurred charges for amortization of acquired developed technology and purchased intangible assets. The Company excludes these items from its non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in its industry, which have their own unique acquisition histories.

Non-Operating Costs

During the first quarter of fiscal year 2012, the Company incurred non-operating severance costs related primarily to reorganization in our marketing and general and administrative functions. These costs relate to events which, in the Company’s view, are not incurred in the ordinary course of operations. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Fair Value Adjustment to Deferred Revenue

The Company includes revenue associated with deferred revenue from acquistions that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Acquisition Related Expenses

As a result of acquisitions, the Company has incurred expenses for legal, accounting costs and interest on earn-out and holdback liabilities assumed at acquistion. The Company excludes these items from its non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in its industry, which have their own unique acquisition histories.